UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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Thornburg Mortgage, Inc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, NM 87501

PROXY STATEMENT

Annual Meeting of Shareholders

April 19, 2007

Garrett Thornburg	Thornburg Mortgage, Inc.
Chairman of the Board and	150 Washington Avenue, Suite 302
Chief Executive Officer	Santa Fe, New Mexico 87501
thornburgmortgage.com

March 13, 2007

To Our Shareholders:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of Thornburg Mortgage, Inc. to be held at the Eldorado Hotel, Anasazi Ballroom South, 309 W. San Francisco Street, Santa Fe, New Mexico, on Thursday, April 19, 2007, at 2:30 p.m., local time.

The purpose of the Annual Meeting is to re-elect four Class I nominees to the board of directors.  Information about the nominees for re-election as directors is in the enclosed proxy statement.

Only shareholders of record of our common stock at the close of business on March 5, 2007 will be entitled to notice of and to vote at the Annual Meeting.

Your vote, regardless of the number of shares you own, is important.  Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible.  You may submit your proxy over the Internet, by telephone or by mailing a proxy card.  Sending your proxy over the Internet, by telephone or by mail will ensure your representation at the Annual Meeting if you do not attend in person.  Please review the instructions on the proxy card regarding each of these options.

Thank you for your ongoing support of and continued interest in Thornburg Mortgage, Inc.

Sincerely,

Garrett Thornburg
Chairman of the Board and
Chief Executive Officer

THORNBURG MORTGAGE, INC.

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

(505) 989-1900

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of Thornburg Mortgage, Inc. will be held at the Eldorado Hotel, Anasazi Ballroom South, 309 W. San Francisco Street, Santa Fe, New Mexico on Thursday, April 19, 2007, at 2:30 p.m., local time to consider and act upon the following matters:

1.                                       The re-election of four Class I directors to serve for three-year terms and until their successors are duly elected and qualified.  The proxy statement accompanying this notice includes the names of the nominees to be presented by the Board of Directors for election;

2.                                       Such other business as may properly come before the Annual Meeting of Shareholders, or any and all adjournments thereof.

Only shareholders of record of our common stock at the close of business on March 5, 2007, the record date, will be entitled to vote at the Annual Meeting.

Management desires to have maximum representation of shareholders at the Annual Meeting.  You may submit your proxy over the Internet, by telephone or by mailing a proxy card.  Sending your proxy over the Internet, by telephone or by mail will ensure your representation at the Annual Meeting if you do not attend in person.  Please review the instructions on the proxy card regarding each of these options.  You may revoke your proxy by notice in writing to the Secretary of the company, at any time prior to its use, by presentation of a later-dated proxy or by attending the Annual Meeting and voting in person.

By order of the Board of Directors

Stephen E. Newton
Secretary

Dated: March 13, 2007

THORNBURG MORTGAGE, INC.

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

(505) 989-1900

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 19, 2007

We are furnishing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), for use at our annual meeting of shareholders to be held at the Eldorado Hotel, Anasazi Ballroom South, 309 W. San Francisco Street, Santa Fe, New Mexico, on Thursday, April 19, 2007, at 2:30 p.m., local time, and any and all adjournments thereof (collectively, the “Annual Meeting”).  We are holding the Annual Meeting for the purposes described in the accompanying Notice of Annual Meeting of Shareholders.  We are providing this proxy statement, the accompanying proxy card and the Notice of Annual Meeting of Shareholders to shareholders beginning on or about March 13, 2007.

GENERAL INFORMATION

Solicitation of Proxies

Our Board of Directors is soliciting the enclosed proxy.  We will make proxy solicitations by mail, and also by telephone, facsimile transmission or otherwise, as we deem necessary.  We will bear the costs of this solicitation.  We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock, $0.01 par value (the “Common Stock”), to forward the proxy soliciting material to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies.  We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.  We do not expect to engage an outside firm to solicit votes or proxies.

Record Date, Quorum and Voting Requirements

Holders of shares of Common Stock at the close of business on March 5, 2007 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting.  On that date, approximately 114,143,118 shares of Common Stock were outstanding.  Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting.  The presence, in person or by proxy, of holders of record of a majority of the Common Stock issued and outstanding on the Record Date constitutes a quorum for the transaction of business at the Annual Meeting.  Generally, shareholder approval of a matter requires the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present, unless otherwise required by statute. The election of directors requires the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present.

Shares of Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy.  Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the re-election of the nominees named in this proxy statement as directors.  Representatives of our transfer agent will assist us in the tabulation of the votes.  Abstentions are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum.  Abstentions will not be counted as votes cast and will have no effect on the result of the vote.  Brokers have the discretionary power to vote with respect to the election of directors, absent specific voting directions from the beneficial owners of such shares.

Revocability of Proxy

Giving the enclosed proxy does not preclude your right to vote in person if you so desire.  You may revoke your proxy at any time prior to its exercise by notifying our Secretary in writing, by giving us a later-dated proxy, or by attending the Annual Meeting and voting in person.

PROPOSAL NO. 1:                                   ELECTION OF DIRECTORS

Our bylaws provide that the Board of Directors may adopt resolutions to determine the total number of directors on the Board as long as that number is between three and 12.  Our bylaws also provide for a classified Board of Directors comprised of Classes I, II and III.  Our bylaws further provide that, during the time we operate as a real estate investment trust (“REIT”), a majority of our directors must be independent directors (“Independent Directors”).  An Independent Director is defined in our bylaws as a director who meets the requirements for independence established by the New York Stock Exchange (the “NYSE”) and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and who is not affiliated, directly or indirectly, with any person or entity responsible for conducting our day-to-day business affairs.  Effectively, this means an Independent Director may not be affiliated with Thornburg Mortgage Advisory Corporation (the “Manager”), which manages our day-to-day operations, subject to the supervision of our Board of Directors.

Currently, the Board of Directors consists of 11 directors, seven of whom are Independent Directors, with four directors in each of Class I and Class III and three directors in Class II.  The terms of the directors are staggered to provide for the election of one class each year for a three year term.  The Class I, Class II and Class III directors are serving for terms expiring in 2007, 2008, and 2009, respectively.  The Board of Directors has affirmatively determined that the following directors are independent as defined by the listing standards of the NYSE, the applicable rules of the SEC and our bylaws:  Anderson, Ater, Cutler, Kalangis, Lopez, Mullin and Sherman. In determining the independence of Mr. Kalangis, the Board of Directors considered the fact that the Thornburg Charitable Foundation (the “Foundation”) proposed to employ Mr. Kalangis’s spouse on a part-time basis as Executive Director of the Foundation.  The trustees of the Foundation are Garrett Thornburg, Chairman of the Board and Chief Executive Officer of the Company, and his spouse.  The Board of Directors did not believe that the part-time employment of Mr. Kalangis’s spouse by the Foundation would affect his impartiality in making decisions about the Company and determined that he was independent.

Below is a chart containing the names and ages of our directors, and indicating their status as independent, non-management or management directors and the class of directors to which they belong.

Name	Age	Independent	Non-Management	Management	Class
Anne-Drue M. Anderson	45	X	X		I
David A. Ater	61	X	X		I
Joseph H. Badal	62			X	III
Eliot R. Cutler	60	X	X		III
Larry A. Goldstone	52			X	I
Michael B. Jeffers	66		X		II
Ike Kalangis	69	X	X		I
Owen M. Lopez	66	X	X		II
Francis I. Mullin, III	63	X	X		II
Stuart C. Sherman	68	X	X		III
Garrett Thornburg	61			X	III

Four Class I directors will be re-elected at the Annual Meeting to serve for three-year terms and until their successors are elected and qualified.  On the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated Ms. Anderson and Messrs. Ater, Goldstone, and Kalangis for re-election to the Board as Class I directors at the Annual Meeting.  The nominees are currently members of the Board of Directors, and have agreed to be named in this proxy statement and to continue to serve if elected.  In the event that any of the nominees is unable to serve, the proxy holders will vote for any other person that the Board of Directors designates.  You will find each nominee’s biographical information below, along with biographical information for all other continuing directors.

Information Regarding Director Nominees and Continuing Directors

Class I Director Nominees - Terms Expiring in 2007

Anne-Drue M. Anderson has been one of our directors since December 2003. During 2000 and 2001, Ms. Anderson served as President of Neighborhood Housing Services of America, a non-profit housing-related firm in Oakland, California. Prior to that, she was an Executive Vice President and Director of Residential Lending for H.F. Ahmanson & Company and Home Savings of America, one of the nation’s largest full service consumer banks. She joined Home Savings as Treasurer in 1993 and in 1995 became the first female Executive Vice President in the 109-year history of the company. During her tenure at Home Savings, Ms. Anderson managed numerous areas, in addition to Residential Lending, including Secondary Marketing, Funds Management, Capital Markets, Online Banking, Corporate Marketing, Brand Management and Advertising. She currently serves as a director of Enterprise Development International, a non-profit micro lender that assists individuals in extreme poverty in numerous third world countries to create small businesses through subsidized lending and business training. Ms. Anderson is a Phi Beta Kappa graduate of Agnes Scott College, B.A., and the University of Texas at Austin, M.B.A.

David A. Ater has been one of our directors since March 1995. He is the owner of Ater and Associates, an owner/developer/broker of various commercial and residential real estate development projects, as well as a planning and management consulting firm with emphasis on property development based in Santa Fe, New Mexico. He is also a Trustee of Thornburg Investment Trust, a regulated investment company that is the issuer of twelve of the Thornburg Mutual Funds. Mr. Ater is actively involved with a number of charitable and community organizations, and is a member of the New Mexico Amigos, the state’s official goodwill ambassadors. He has served as a trustee of St. John’s College, Annapolis, Maryland and Santa Fe, New Mexico; as director of the Santa Fe Opera and of Santa Fe’s United Way; and also served on the Executive Committee of the Lensic Performing Arts Corporation in Santa Fe.  Mr. Ater has been involved in a variety of real estate development projects since 1980, and from 1970 to 1980, was employed by First National Bank of Santa Fe where he was President and Chief Executive Officer from 1978 to 1980. Mr. Ater is a graduate of Stanford University and of the National Commercial Lending School of the American Bankers Association.

Larry A. Goldstone, our co-founder, has been our President, Chief Operating Officer and one of our directors since we commenced operations in June 1993.  Mr. Goldstone is also a Managing Director of the Manager.  From November 1991 until August 1992, Mr. Goldstone was employed at Downey Savings and Loan Association, where he was a Senior Vice President and Treasurer primarily responsible for cash and liquidity management, mortgage portfolio management, wholesale funding and interest rate risk management.  Prior to his employment at Downey Savings, Mr. Goldstone was employed by Great American Bank, a federal savings bank, for a period of eight years where he held a variety of increasingly responsible positions, including Senior Vice President, and manager in the Treasury Department and in the Mortgage Portfolio Management Department.  Mr. Goldstone has extensive experience in all facets of mortgage finance, interest rate risk management and hedging.  Mr. Goldstone has a degree in economics from New Mexico State University, B.A. and received his M.B.A. from the University of Arizona.

Ike Kalangis has been one of our directors since January 2001. Mr. Kalangis has more than 30 years of experience in the banking industry. From 1993 to 1997, he was Chairman, President and Chief Executive Officer of Boatmen’s Sunwest, Inc., a $4 billion multi-bank holding company with 13 community banks in New Mexico and El Paso, Texas, now Bank of America, N.A. (New Mexico). Prior to that time, Mr. Kalangis was Chairman, President and Chief Executive Officer of Sunwest Bank holding company, which then merged into Boatmen’s Sunwest. In January 2003, Mr. Kalangis was appointed by the Governor of New Mexico to the State Investment Council and served in that position through 2006.  Mr. Kalangis presently serves on the Board of Directors for American Home Furnishings, Inc., the largest retail furniture operation in New Mexico. He also consults with a number of successful New Mexico family owned businesses, including Kabana, Inc. (Mati), the largest jewelry manufacturing company in New Mexico, in connection with business, organizational and financial planning, and management succession. Mr. Kalangis is a graduate of Hardin Simmons University, B.S. and received his Master’s degree from the Southern Methodist University Graduate School of Banking.

Class II Directors – Terms Expiring in 2008

Michael B. Jeffers has been one of our directors since January 2006. He served as our Corporate Secretary since we commenced operations in June 1993 until January 2006. He also served as our outside corporate general counsel from June 1993 until his retirement in December 2005. Mr. Jeffers has more than 40 years of experience in the legal field. He has been a partner of law firms in both New York and California, where his legal practice focused on corporate and securities matters, financial services and investment management. From 2002 to 2005, he was counsel at Dechert LLP in Newport Beach, California and prior to that, he was a partner at Jeffers, Shaff & Falk LLP in Irvine, California. Mr. Jeffers is a member and former director of the Orange County Society of Investment Managers. Mr. Jeffers has also served in the U.S. Air Force Judge Advocate’s General Corps. Mr. Jeffers is a graduate of University of Washington, LL.B., B.A., and New York University, LL.M., Taxation.

Owen M. Lopez has been one of our directors since December 1996. Mr. Lopez has been the Executive Director of the McCune Charitable Foundation in Santa Fe, New Mexico since 1994 and before that he was the Managing Partner of the Hinkle Law Firm, Santa Fe, New Mexico, from 1982 to 1993. Mr. Lopez is actively involved with a number of charitable and community organizations, and was formerly a trustee of the International Folk Art Foundation, a board member of the Santa Fe Chamber Music Festival, a regent of New Mexico Tech, a commissioner of the National Museum of American Art of the Smithsonian Institution, a board member of St. John’s College in Santa Fe and a trustee of the Rocky Mountain Mineral Law Foundation. Mr. Lopez is a graduate of Stanford University, B.A., and University of Notre Dame, J.D.

Francis I. Mullin, III has been one of our directors since January 2001.  Mr. Mullin is currently managing member of Triumfo Property, L.L.C., which owns real estate assets in Santa Fe, New Mexico, and owner of Vanessie of Santa Fe, a restaurant located in Santa Fe, New Mexico.  From 1991 to 1995, he served as President and Chief Operating Officer of The Seven-Up Company.  Mr. Mullin also served as Executive Vice President and Director of Dr. Pepper/Seven-Up Companies, Inc. prior to their acquisition by Cadbury Beverages in 1995.  Over an 18-year period prior to that, he held numerous positions, including President of Canada Dry USA, President of Domestic Operations for RJR Nabisco’s Del Monte Franchise Beverages, and President and Chief Operating Officer of Tofutti Brands, Inc. Mr. Mullin currently serves on the Board of Directors of The Community Coffee Company.

Class III Directors - Terms Expiring in 2009

Joseph H. Badal has been one of our directors since we commenced operations in June 1993.  In December 2001, he became our Executive Vice President/Single Family Residential Lending and the Chief Executive Officer of Thornburg Mortgage Home Loans, Inc. (“TMHL”), our wholly-owned mortgage loan origination and acquisition subsidiary.  In July 2004, he was promoted to Senior Executive Vice President, Chief Lending Officer.  He is also a Managing Director of the Manager.  From 1994 through 2001, Mr. Badal was Senior Vice President of Residential Loan Production with Charter Mortgage Company, headquartered in Albuquerque, New Mexico.  From 1980 to 1994, Mr. Badal was the President of Merit Southwest Development Company, Inc., a consulting and commercial and industrial real estate development firm headquartered in Albuquerque, New Mexico.  He also worked with Norwest Mortgage in Albuquerque from 1992 to 1994.  Mr. Badal is a former member of the New Mexico House of Representatives and former Chairman of the New Mexico Mortgage Finance Authority.  Mr. Badal is a graduate of Temple University, B.S., and the University of New Mexico, M.B.A.

Eliot R. Cutler has been one of our directors since December 2003.  Since November 2000, he has been a partner in the Washington, D.C. office of the law firm of Akin Gump Strauss Hauer & Feld LLP.   Prior to that, he was a partner in the Washington, D.C. law firm of Cutler & Stanfield, LLP from 1988 to 2000.  A specialist in the negotiation and development of large-scale infrastructure projects, Mr. Cutler served as Associate Director of the Office of Management and Budget under President Carter.  Until his departure in 1980, he was the principal White House official in the environmental, energy and natural resources areas.  During that time, Mr. Cutler also directed the President’s Energy Coordinating Committee and represented the U.S. in international summit negotiations concerning energy and environmental matters. Mr. Cutler has been General Counsel of the International Council of Shopping Centers and was the first American member of the Board of Directors of Skanska AB, one of the world’s largest construction companies.  In private practice, Mr. Cutler has guided the development of airports, highways and other major infrastructure projects for both public and private sector clients. He is a Trustee of Thornburg Investment Trust, a regulated investment company that is the issuer of twelve of the Thornburg Mutual Funds.  Mr. Cutler previously served as a director of the United Electric Company, the International Law Institute and Capital Ventures, Inc. He is a graduate of Harvard College, B.A., and Georgetown University, J.D.

Stuart C. Sherman has been one of our directors since we commenced operations in June 1993. He has been the President of S. C. Sherman & Company, Inc. and American Southwest Development Company, Inc., both commercial real estate development firms, since 1978. S. C. Sherman & Company, Inc. is also a real estate brokerage company. From April 1991 until September 1994, Mr. Sherman was also Executive Vice President of The Royce Company, a commercial real estate brokerage firm, and an affiliate of Great Western Financial Corporation. Mr. Sherman is a graduate of Allegheny College and the Brooklyn Law School.  Mr. Sherman currently serves as the Vice-Chair of the City of Albuquerque’s Airport Advisory Board.

Garrett Thornburg, our founder, has been our Chairman of the Board, Chief Executive Officer and one of our directors since we commenced operations in June 1993.  He is also Chairman, Chief Executive Officer and sole director of the Manager.  Mr. Thornburg is also sole Director of Thornburg Investment Management, Inc. (“TIM”), an investment advisory firm organized in 1982, and of Thornburg Securities Corporation (“TSC”), a registered broker-dealer that acts as a distributor of mutual funds managed by TIM and that has also participated as an underwriter in previous public offerings of the Company’s Common Stock.  Mr. Thornburg owns all of the voting shares of TIM, TSC, and the Manager. Mr. Thornburg is also Trustee and Chairman of Trustees of Thornburg Investment Trust, a regulated investment company that is the issuer of twelve of the Thornburg Mutual Funds.  TIM is advisor to the twelve Thornburg Mutual Funds, which as of December 31, 2006 had assets of $19.7 billion, and advisor to an additional $14.0 billion of institutional and separate investment accounts for high net worth clients.  Mr. Thornburg currently is a member of the National Association of Real Estate Investment Trusts (“NAREIT”) Board of Governors, the Investment Company Institute Board of Governors and serves on the Board of Directors of the National Dance Institute of New Mexico as well as on the Board of Directors of the Santa Fe Institute.  He is a graduate of Williams College, B.A., and Harvard University, M.B.A.

Information Regarding the Board of Directors and Committees of the Board

The Board of Directors has established the following committees: the Audit Committee, the Nominating/Corporate Governance Committee, the Compensation Committee and the Executive Committee. The Board of Directors has adopted written charters for the Audit Committee, the Nominating/Corporate Governance Committee and the Compensation Committee, current versions of which are available on our website at www.thornburgmortgage.com under the “Investors - Corporate Governance” section.  You may find our Code of Business Conduct and Ethics and our Corporate Governance Guidelines in the Corporate Governance section of our website, as well.  These documents are also available in print to anyone who requests them by writing to us at the following address:  150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501, or by phoning us at (505) 989-1900.

The Board of Directors held five meetings during 2006.  Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which each served during 2006.

The Company encourages all directors to attend the annual meeting of shareholders.  All of our directors attended the 2006 annual meeting of shareholders.

Audit Committee

The Audit Committee consists of four Independent Directors:  Mr. Mullin (Chair), Ms. Anderson, Mr. Ater and Mr. Sherman.  Each of the Audit Committee members meets the independence standards for Audit Committee members under the NYSE’s listing standards, applicable SEC regulations and our bylaws.  The Audit Committee met thirteen times in 2006.  The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities and in monitoring (i) the integrity of our financial statements and financial reporting process, (ii) the auditors’ qualifications and independence, (iii) the performance of our internal audit function and (iv) our process for monitoring compliance with laws and regulations.  The Audit Committee selects our independent auditors and directly oversees their work, confirms the scope of audits to be performed by the auditors, reviews audit results and internal accounting and control procedures and policies, pre-approves all audit and permitted non-audit services to be performed for us by the independent auditors, reviews and approves the fees paid to the independent auditors, and reviews and recommends inclusion of our audited financial statements in our periodic reports that are filed with the SEC.

The Board of Directors has determined that Mr. Mullin, Ms. Anderson and Mr. Ater meet the SEC’s criteria for Audit Committee financial experts.

On February 21, 2007, the Audit Committee issued the following report:

THORNBURG MORTGAGE, INC.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors reviews the Company’s financial reporting process, its system of internal controls, its audit process and its process for monitoring compliance with laws and regulations.  Each of the four Audit Committee members satisfies the definition of independent director as established in the NYSE Listing Standards, applicable SEC regulations and the Company’s bylaws.  All members are financially literate and at least one member of the Audit Committee has accounting or related financial management expertise.  The Board of Directors has determined that Mr. Mullin, Ms. Anderson and Mr. Ater meet the SEC’s criteria for Audit Committee financial experts.

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the year ended December 31, 2006 and discussed such statements with management.  The Audit Committee has discussed with KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for the year 2006, the matters required to be discussed by Statement on Auditing Standards No. 61 (Professional Standards - AU Section 380), as may be modified or supplemented.

The Audit Committee received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with KPMG its independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and be filed with the SEC.  The Audit Committee also appointed KPMG to serve as the Company’s independent auditors for the year 2007.

This report of the Audit Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that this information be treated as soliciting material or specifically incorporates this information by reference, nor shall it be deemed filed under such Acts.

AUDIT COMMITTEE:	Francis I. Mullin III, Chair
Anne-Drue M. Anderson
David A. Ater
	Stuart C. Sherman	February 21, 2007

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of four Independent Directors:  Mr. Lopez (Chair), Mr. Cutler, Mr. Kalangis and Mr. Mullin.  All of the members of the Nominating/Corporate Governance Committee are independent as defined by the NYSE’s listing standards and our bylaws.  The Nominating/Corporate Governance Committee recommends to the entire Board of Directors nominees for election as directors.  The Nominating/Corporate Governance Committee considers potential nominees brought to its attention by any director or officer of the Company and will consider such candidates based on their backgrounds, skills, expertise, accessibility and availability to serve effectively on the Board.

The Nominating/Corporate Governance Committee will also consider nominees recommended by shareholders.  Shareholders should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate to Mr. Lopez in care of the Company at the Company’s address no later than November 15, 2007.  The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).  The Nominating/Corporate Governance Committee also recommends to the Board of Directors the assignment of directors to committees, including the designation of committee chairs.  In addition, the Nominating/Corporate Governance Committee is responsible for overseeing the implementation of, and periodically reviewing, our Corporate Governance Guidelines, as well as overseeing the Board of Directors’ annual review and evaluation of the performance of management and the Manager. The Nominating/Corporate Governance Committee met two times during 2006.

Compensation Committee

The Compensation Committee consists of three Independent Directors:  Mr. Kalangis (Chair), Mr. Cutler and Mr. Lopez.  All of the members of the Compensation Committee are independent as defined by the NYSE’s listing standards and our bylaws.  The Compensation Committee oversees the annual review by the Independent Directors of the fees paid by the Company to the Manager.  The Compensation Committee also administers our Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”) and approves the grant of awards under the Plan.  The Compensation Committee met five times during 2006.

Compensation Committee Interlocks and Insider Participation

Currently, the members of the Compensation Committee are Messrs. Kalangis, Cutler and Lopez. Each of Messrs. Kalangis, Cutler and Lopez has obtained one or more residential first lien mortgage loans from us as described in the section of this proxy statement entitled “Transactions with Related Persons.”

Executive Committee

The Executive Committee consists of Mr. Thornburg (Chair), Mr. Ater and Mr. Sherman.  The Executive Committee meets to consider various matters delegated by the Board of Directors and to make recommendations to the Board of Directors regarding such matters.  The Executive Committee met once in 2006.

Mandatory Retirement Age

The Board of Directors has adopted a policy requiring non-management directors to retire at the age of 75.

Executive Sessions of the Board of Directors

An executive session of all non-management directors to review the performance of management and the Company and any related matters is held immediately preceding each regularly scheduled quarterly meeting of the Board of Directors, with the exception of the executive session held prior to the regularly scheduled July meeting of the Board of Directors, which is limited to Independent Directors only.  Either the chair of the Audit Committee or the chair of the Nominating/Corporate Governance Committee chairs these meetings.

Communications with the Board of Directors

Shareholders and other interested parties may send communications to the Board of Directors at the following address:  150 Washington Avenue, Suite 302, Santa Fe, New Mexico, 87501, or by e-mail to ir@thornburgmortgage.com, specifying whether the communication is directed to the entire Board of Directors, the non-management directors, the Independent Directors or to a particular director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RE-ELECT THE FOUR CLASS I DIRECTORS THAT HAVE BEEN RENOMINATED TO THE BOARD OF DIRECTORS.  PROXIES WILL BE VOTED FOR SUCH APPROVAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE PROXY.

MANAGEMENT

Our named executive officers (“NEOs”) and their ages and positions are as follows:

Name	Age	Position Held
Garrett Thornburg	61	Chairman of the Board and Chief Executive Officer
Larry Goldstone	52	President and Chief Operating Officer
Joseph Badal	62	Senior Executive Vice President and Chief Lending Officer
Clarence G. Simmons, III	54	Senior Executive Vice President and Chief Financial Officer

The NEOs serve at the discretion of the Board of Directors.  You will find biographical information regarding Messrs. Thornburg, Goldstone and Badal under Proposal No. 1 above.  You will find biographical information regarding Mr. Simmons below.

Mr. Simmons has been one of our Senior Executive Vice Presidents since March 2005 and our Chief Financial Officer since April 2005.  Mr. Simmons is also a Managing Director of the Manager.  He was a Managing Director at Countrywide Financial Corporation (“CFC”) in Calabasas, California, from 1999 until 2005.  During his tenure at CFC, Mr. Simmons was a founder of CFC’s bank subsidiary, Treasury Bank, N.A. and served as chief operating officer, chief risk oversight officer and chief accounting officer of the unit.  In these capacities, Mr. Simmons was responsible for building the bank’s lending, financial management, strategic planning and credit risk management infrastructure.  From 1997 to 1999, Mr. Simmons served as Senior Vice President and Chief Operating and Financial Officer at CanadaTrust USA, Inc. in Rochester, New York.  From 1984 to 1997, Mr. Simmons worked at First Federal Savings and Loan Association in Rochester, New York, where he held a variety of increasingly responsible positions, including Senior Vice President and Chief Financial Officer.  Mr. Simmons is a graduate of Bowdoin College, B.A., and State University of New York, Binghamton, M.B.A.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We have not paid, and do not intend to pay, any cash compensation to our NEOs for their services as our executive officers.  The Manager pays salaries and bonuses to our NEOs from the income the Manager receives under the Amended and Restated Management Agreement between the Company and the Manager, dated as of July 1, 2004 (the “Management Agreement”).  All of our NEOs are employees of the Manager.  Our NEOs are not employees of the Company and we do not have employment agreements with them.  We do not provide pension benefits to our NEOs, nor do we provide any perquisites or other personal benefits to them.  We have no arrangements to make payments to our NEOs upon their termination from service as our officers or if there is a change of control of the Company.

Our NEOs receive equity-based awards from the Company pursuant to the Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”), which is administered by the Compensation Committee.  The equity-based awards granted under the Plan are designed to provide an incentive to our executive officers that align their interests with the interests of our shareholders, as well as to encourage the retention of such officers over the long-term.  In addition, the Compensation Committee may determine to make awards to new executive officers in order to attract talented professionals to serve the Manager.

Under the Plan, eligible individuals may receive awards of Dividend Equivalent Rights (“DERs”), Phantom Stock Rights (“PSRs”) and Stock Appreciation Rights (“SARs”).  A DER consists of the recipient’s right to receive either cash or PSRs, in an amount equal to the dividend distributions paid on a share of Common Stock.  A PSR consists of the recipient’s right, upon exercise, to receive an amount of cash equal to the fair market value of a share of Common Stock at the time of exercise and, in the interim, the right to receive distributions, either in the form of cash or additional PSRs, in an amount equal to the value of the dividend distributions that are paid on a share of Common Stock.  An SAR consists of the recipient’s right, upon exercise, to receive an amount of cash equal to the excess, if any, of the fair market value of a share of Common Stock at the time of exercise over the stated amount of the SAR.

Under the Plan, management directors, executive officers and other key personnel receive an aggregate grant of PSRs equivalent to the value of stock options to purchase Common Stock for that number of shares equal to 3% of the total number of shares of Common Stock and, on a deferred basis, preferred stock if it is convertible into Common Stock, that we sell in any public or private offering, including shares of Common Stock that we sell under the waiver portion of the optional cash purchase feature of our Dividend Reinvestment and Stock Purchase Plan (the “DSRPP”), but excluding shares issued under the dividend reinvestment or non-waiver optional cash purchase provision of the DRSPP (collectively, “Equity Sales”).

We believe that, as REIT investors, holders of our Common Stock are principally interested in dividend consistency and growth in dividends and book value.  Accordingly, we want to provide an incentive to the directors and management that rewards success in achieving these goals.  As an entity that does not have the ability to retain earnings, we believe that equity-based awards that provide Common Stock dividend equivalents serve to align the interests of Plan participants with the interests of our shareholders in dividend growth and consistency.  Additionally, we believe that basing these equity-based awards on Equity Sales is consistent with our shareholders’ interest in book value growth as issuing Common Stock at a premium to book value will grow book value for shareholders over time.  We believe that this alignment of interests provides an incentive to Plan participants to pursue strategies that will enhance the long-term performance of the Company and promote dividend growth and consistency and growth in book value.

The Compensation Committee approves the aggregate grant of PSR awards to the eligible individuals, including the NEOs, and determines the specific number of PSRs that is awarded to each executive and non-executive officer or employee each quarter.  The Compensation Committee considers each individual’s level of responsibility, his or her title, and recommendations from supervisors and managers in determining the specific allocations. The aggregate grants and the specific allocations are calculated and determined on a quarterly basis and are approved by the Compensation Committee after the end of each quarter.

The PSRs awarded in relation to Equity Sales generally vest over a three-year period at a rate of one-third at the end of each year.  The Compensation Committee also approves initial grants of PSRs and DERs to newly appointed executive and non-executive officers based upon the recommendations of management. Dividend equivalents are paid on vested PSRs and can be paid in the form of cash or additional PSRs equal to the cash dividend value, at the election of the recipient.  Subject to the approval of the Compensation Committee, PSRs granted to newly appointed officers may earn a dividend equivalent while they are vesting.

The Compensation Committee also has the discretion to grant additional DERs, PSRs and SARs to eligible individuals under the Plan.  Currently, the Compensation Committee only grants PSR awards to Plan participants in connection with Equity Sales or to newly promoted or appointed officers.  The Compensation Committee elected to suspend the issuance of DER awards in connection with Equity Sales in order to reduce operating expenses, but still makes such awards to newly appointed and promoted officers.  While the Compensation Committee may grant SAR awards under the Plan, it has never done so and has no current intention of doing so.

The Plan also provides for the establishment of an Advisory Board, in which any former managing director of the Manager or any former director of the Company may participate for the purpose of advising the Company on matters of policy, strategy and operations. While serving on the Advisory Board, a participant may not receive any new awards, but will receive distributions, either in cash or in PSRs, on his or her outstanding PSRs or DERs based on a combination of the person’s age and years of service to the Company.  A minimum combination of age and years of service totaling 65 at the time the person joins the Advisory Board qualifies for an 80% participation level.  The participation level increases by 2% for each additional year of combined service and age greater than the minimum combination of 65 at the time the person joins, such that a 100% participation level is attained for a participant with a combination of years of service and age equaling or exceeding 75 at the time of joining the Advisory Board.  The term of service on the Advisory Board and the term of continued participation in the incentive compensation distributions under the Plan are limited to a maximum of ten years from the date of joining the Advisory Board.  Our NEOs will be eligible to participate in the Advisory Board.

THORNBURG MORTGAGE, INC.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement with management.  Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

COMPENSATION COMMITTEE:	Ike Kalangis (Chair)
Eliot R. Cutler
Owen M. Lopez
March 6, 2007

SUMMARY COMPENSATION TABLE

The following table presents the total compensation paid by us to our NEOs during the year ended December 31, 2006.  All stock-related awards in 2006 were in the form of PSRs awarded in connection with Equity Sales.

Name	Year	Stock-related Awards (PSRs)(1)	All Other Compensation(2)	Total
Garrett Thornburg	2006	$40,003	$842,979	$882,982
Larry Goldstone	2006	$40,003	$799,165	$839,168
Joseph Badal	2006	$27,590	$374,950	$402,540
Clarence G. Simmons, III	2006	$27,590	$79,308	$106,898

(1)         Reflects the dollar amount recognized for PSRs awarded during 2006 in accordance with FAS 123(R).  A discussion of the assumptions used in calculating these values may be found in Note 1 to our 2006 audited financial statements on page F-15 of our Annual Report on Form 10-K. As of December 31, 2006, Messrs. Thornburg, Goldstone, Badal and Simmons held in the aggregate 233,162, 205,477, 93,617 and 28,717 PSRs, respectively, including PSRs that had been received in lieu of cash for dividend equivalents for all periods prior to December 31, 2006. Additionally, as of December 31, 2006, they held 180,945, 180,945, 86,875 and 15,000 DERs, respectively.

(2)         The table below shows the components of this column, which include dividend payments on PSRs and DERs received in cash or as additional PSRs, charitable contributions made by the Company on behalf of each of Messrs. Thornburg, Goldstone and Badal in their capacity as directors to a charitable organization of his choice (see page 14 for a description of this program), and the fair value change of the PSRs existing at December 31, 2005 and those awarded during 2006, which was based upon the closing price of the Common Stock on the award date and their value at December 31, 2006, which was based on the closing price of the Common Stock on December 31, 2006.

Name	Dividend Payments on PSRs and DERs	Charitable Contributions	Change in Fair Value of PSRs Existing at 12/31/05	Change in Fair Value of PSRs Granted in 2006
Garrett Thornburg	$1,045,846	$5,000	$(204,152)	$(3,715)
Larry Goldstone	$975,359	$5,000	$(177,479)	$(3,715)
Joseph Badal	$452,563	$5,000	$(80,153)	$(2,460)
Clarence G. Simmons, III	$106,947	$0	$(25,179)	$(2,460)

2006 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock-related Awards (PSRs); Number of PSRs (1)	Grant Date Fair Value of PSRs (2)
Garrett Thornburg	1/24/2006	53	$1,453
	4/18/2006	243	$6,431
	7/20/2006	1,109	$31,083
	10/16/2006	39	$1,076
Larry Goldstone	1/24/2006	53	$1,453
	4/18/2006	243	$6,431
	7/20/2006	1,109	$31,083
	10/16/2006	39	$1,076
Joseph Badal	1/24/2006	49	$1,332
	4/18/2006	233	$6,152
	7/20/2006	693	$19,427
	10/16/2006	25	$695
Clarence G. Simmons, III	1/24/2006	49	$1,332
	4/18/2006	233	$6,152
	7/20/2006	693	$19,427
	10/16/2006	25	$695

(1)          Reflects the number of PSRs awarded to our NEOs during the year ended December 31, 2006 in connection with Equity Sales pursuant to the Plan.

(2)          The value of each PSR is based on the grant date fair value in accordance with FAS 123(R).

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock-related awards (PSRs)
Name	Number of Unvested PSRs (1)	Market Value of Unvested PSRs (2)
Garrett Thornburg	2,908	$73,602
Larry Goldstone	2,908	$73,602
Joseph Badal	2,351	$59,504
Clarence G. Simmons, III	14,899	$377,094

(1)                                  The table below shows the vesting schedules of the non-vested PSRs as of December 31, 2006.

	Vesting Schedule of PSRs
Name	2007	2008	2009
Garrett Thornburg	1,489	940	479
Larry Goldstone	1,489	940	479
Joseph Badal	1,266	755	330
Clarence G. Simmons, III	7,287	7,282	330

(2)          The value of each PSR is based on the closing price of the Common Stock on December 31, 2006.

2006 STOCK INSTRUMENTS VESTED

	Stock-related Awards (PSRs)
Name	Number of PSRs Acquired on Vesting(1)	Value Realized on Vesting(2)
Garrett Thornburg	42,799	$1,095,344
Larry Goldstone	40,041	$1,024,857
Joseph Badal	19,434	$498,031
Clarence G. Simmons, III	11,141	$291,575

(1)          The table below shows the PSRs that vested during 2006, which includes PSRs awarded in connection with Equity Sales prior to 2006 and PSRs issued in lieu of cash dividend equivalents paid on DERs and PSRs.

	PSRs Vested		Value Realized on Vesting
Name	PSR Awards	PSRs Received in Lieu of Dividend Payments	PSR Awards	PSRs Received in Lieu of Dividend Payments
Garrett Thornburg	1,877	40,922	$49,498	$1,045,846
Larry Goldstone	1,877	38,164	$49,498	$975,359
Joseph Badal	1,725	17,709	$45,468	$452,563
Clarence G. Simmons, III	6,956	4,185	$184,628	$106,947

(2)          The value of each PSR is based on the closing price of the Common Stock on the vesting date.

DIRECTOR COMPENSATION

The table below summarizes the compensation paid by the Company to its non-management directors for the fiscal year ended December 31, 2006.

2006 Director Summary Compensation Table

Name	Fees Earned or Paid in Cash	Stock-related Awards (PSRs)(1)	All Other Compensation(2)	Total
Anne-Drue M. Anderson	$37,000	$26,915	$59,458	$123,373
David A. Ater	$37,000	$26,915	$267,216	$331,131
Eliot R. Cutler	$25,000	$26,915	$59,458	$111,373
Michael B. Jeffers	$25,000	$26,915	$242,210	$294,125
Ike Kalangis	$25,000	$26,915	$216,728	$268,643
Owen M. Lopez	$25,000	$26,915	$241,733	$293,648
Francis I. Mullin, III	$42,000	$26,915	$195,909	$264,824
Stuart C. Sherman	$37,000	$26,915	$199,014	$262,929

(1)          Reflects the dollar amount recognized for PSRs awarded during 2006 in accordance with FAS 123(R).  The grant date fair values computed in accordance with FAS 123(R) for the awards made to each director are as follows: 59 PSRs with a value of $1,614 on January 24, 2006, 283 PSRs with a value of $7,456 on April 18, 2006, 616 PSRs with a value of $17,246 on July 20, 2006 and 21 PSRs with a value of $598 on October 16, 2006.  A discussion of the assumptions used in calculating these values may be found in Note 1 to our 2006 audited financial statements on page F-15 of our Annual Report on Form 10-K.  As of December 31, 2006, Ms. Anderson and Messrs. Ater, Cutler, Jeffers, Kalangis, Lopez, Mullin and Sherman held in the aggregate 19,992, 64,105, 19,992, 43,819, 45,658, 50,753, 30,702 and 21,600 PSRs, respectively, including PSRs that had been received in lieu of cash for dividend equivalents for all periods prior to December 31, 2006. Additionally, as of December 31, 2006, they held 15,000, 63,671, 15,000, 63,671, 56,718, 59,289, 56,718 and 61,269 DERs, respectively.

(2)          The table below shows the components of this column, which include dividend payments on PSRs and DERs received in cash or as additional PSRs, charitable contributions made by the Company on behalf of each director to a charitable organization of his or her choice, and the fair value change of the PSRs existing at December 31, 2005 and those awarded during 2006, which was based upon the closing price of the Common Stock on the award date and their value at December 31, 2006, which was based on the closing price of the Common Stock on December 31, 2006.

Name	Dividend Payments on PSRs and DERs	Charitable Contributions	Change in Fair Value of PSRs Existing at 12/31/05	Change in Fair Value of PSRs Granted in 2006
Anne-Drue M. Anderson	$74,015	$5,000	$(17,244)	$(2,313)
David A. Ater	$318,729	$5,000	$(54,200)	$(2,313)
Eliot R. Cutler	$74,015	$5,000	$(17,244)	$(2,313)
Michael B. Jeffers	$285,362	$5,000	$(45,839)	$(2,313)
Ike Kalangis	$259,031	$5,000	$(44,990)	$(2,313)
Owen M. Lopez	$292,304	$5,000	$(53,258)	$(2,313)
Francis I. Mullin, III	$215,982	$5,000	$(22,760)	$(2,313)
Stuart C. Sherman	$218,391	$5,000	$(22,064)	$(2,313)

Each non-management director receives an annual fee of $20,000 plus $1,000 for each meeting of the Board of Directors that he or she attends.  Each member of the Audit Committee receives $1,000 for each meeting that he or she attends.  In addition, the chair of the Audit Committee receives an annual fee of $5,000.  Each Independent Director serving on the Executive Committee receives $1,000 for each meeting that he or she attends.  The members of the Nominating/Corporate Governance Committee and the Compensation Committee do not receive compensation for service on those respective committees.  Non-management directors are reimbursed for expenses related to their attendance at Board of Directors and committee meetings.

Under the Plan, each Independent Director receives 10,000 PSRs and 15,000 DERs as of the date of such director’s appointment to the Board of Directors.  Each non-management director receives PSRs equivalent to the value of options to purchase Common Stock for that number of shares equal to 0.1% of Equity Sales.  The Compensation Committee may make additional grants or awards of PSRs, DERs, or SARs to directors, provided that any director who is a member of the Compensation Committee may not participate in the determination of, or vote on, any award for him or herself.

Each year, subject to the approval of the Board of Directors, the Company donates $5,000 on behalf of each director to a charity of his or her choice.  These contributions support charitable organizations within our community and build goodwill for the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 6, 2007, relating to the beneficial ownership of Common Stock by each of our directors and NEOs, and all of our directors and NEOs as a group.  To our knowledge, there are no beneficial owners who hold more than 5% of the outstanding shares of Common Stock.  None of our directors or NEOs owns any shares of our Series D Adjusting Rate Cumulative Redeemable Preferred Stock or our 8.00% Series C Cumulative Redeemable Preferred Stock (collectively, the “Preferred Stock”).  Unless otherwise indicated, each person listed has sole voting and investment power over the shares that he or she beneficially owns, subject to community property laws where applicable.  To our knowledge, none of the shares of Common Stock held by our directors and NEOs are pledged as security.

Name of Security Holder	Number of Shares	Percent of Voting Shares Outstanding(1)
Garrett Thornburg(2)	998,465	*
Anne-Drue M. Anderson(3)	2,651	*
David A. Ater(3)	110,350	*
Joseph H. Badal(4)	51,636	*
Eliot R. Cutler(3)	11,982	*
Larry A. Goldstone(5)	229,066	*
Michael B. Jeffers(3)	71,445	*
Ike Kalangis(3)	14,333	*
Owen M. Lopez(3)	18,161	*
Francis I. Mullin, III(3)	23,604	*
Stuart C. Sherman(3)	20,010	*
Clarence G. Simmons, III(6)	35,592	*
All Executive Officers and Directors as a Group (12 persons)	1,587,295	1.39%

* Less than 1% of the outstanding shares.

(1)                      Based on 114,143,118 shares of Common Stock issued and outstanding as of March 6, 2007.

(2)                      Mr. Thornburg is Chairman of the Board and the Chief Executive Officer.  The holdings reported for Mr. Thornburg exclude 74,197 shares of Common Stock held by Mr. Thornburg’s wife and 396,957 shares of Common Stock held in trusts for his children and descendents.

(3)                      Ms. Anderson and Messrs. Ater, Cutler, Jeffers, Kalangis, Lopez, Mullin and Sherman are directors.  The holdings reported for Mr. Ater exclude 8,305 shares of Common Stock held by Mr. Ater’s wife. The holdings reported for Mr. Cutler exclude 4,092 shares of Common Stock held by Mr. Cutler’s wife and 7,126 shares of Common Stock held in trusts for his children.   The holdings reported for Mr. Jeffers exclude 2,124 shares held by his son, of which he disclaims beneficial ownership.  Ms. Anderson’s shares are owned jointly with her husband.

(4)                      Mr. Badal is Senior Executive Vice President, Chief Lending Officer, and a director.  The holdings reported for Mr. Badal exclude 1,078 shares held in custody for his granddaughters and 202 shares held in custody for his niece.

(5)                      Mr. Goldstone is the President and Chief Operating Officer and a director.

(6)                      Mr. Simmons is Senior Executive Vice President and Chief Financial Officer. The holdings for Mr. Simmons exclude 210 shares held by his son.

TRANSACTIONS WITH RELATED PERSONS

In addition to being our Chairman of the Board, our Chief Executive Officer and one of our directors, Mr. Thornburg is Chairman of the Board, Chief Executive Officer and sole director of the Manager and owns all of the voting shares of the Manager.  Mr. Goldstone, in addition to being our President, our Chief Operating Officer and one of our directors, is a Managing Director of the Manager.  Mr. Badal, one of our Senior Executive Vice Presidents, our Chief Lending Officer and one of our directors, is also a Managing Director of the Manager.  Mr. Simmons, one of our Senior Executive Vice Presidents and our Chief Financial Officer, is also a Managing Director of the Manager. As such, Messrs. Thornburg, Goldstone, Badal and Simmons are paid employees of the Manager.  Messrs. Goldstone, Badal and Simmons own minority interests in the Manager.  Mr. Jeffers, one of our non-management directors, also owns a minority interest in the Manager.

We pay the Manager an annual base management fee based on average shareholders’ equity, adjusted for liabilities that are not incurred to finance assets (“Average Historical Equity” as defined in the Management Agreement) payable monthly in arrears as follows:  1.3636% of the first $300 million of Average Historical Equity, plus 1.00% of that portion above $300 million but less than $1.5 billion.  The additional fee earned on Average Historical Equity over $1.5 billion is limited to 0.88% with the fee decreasing an additional 0.05% for each additional $0.5 billion in Average Historical Equity thereafter until reaching a fee of 0.72% on any Average Historical Equity greater than $3.0 billion.  These percentages are subject to annual inflation adjustments. For the year ended December 31, 2006, the Manager earned $24,698,032 in base management fees in accordance with the terms of the Management Agreement.  In addition, our wholly-owned subsidiaries, including TMHL and its wholly-owned subsidiaries, have entered into separate management agreements with the Manager for additional management services for a combined amount of $850 per month, paid in arrears.

The Manager is also entitled to earn performance-based compensation in an amount equal to 20% of our annualized net income before performance-based compensation, above an annualized return on equity equal to the ten year U.S. Treasury Rate plus 1%.  Once the Manager has earned a performance fee of $30 million, the performance fee percentage of 20% is reduced by 1% for each additional $5 million earned in performance fees until reaching a performance fee percentage of 15% for any amount greater than $50 million.  For the year ended December 31, 2006, the Manager earned performance-based compensation in the amount of $34,730,981.

According to the terms of the Management Agreement, certain defined expenses of the Manager and affiliates of the Manager are reimbursed by the Company, principally expenses incurred on behalf of TMHL, related to mortgage loan acquisition, origination, selling, servicing, securitization and hedging activities, including the personnel and office space attributed to these activities.  During 2006, we reimbursed the Manager $11,657,238 for expenses, in accordance with the terms of the Management Agreement.

Pursuant to the terms of the Management Agreement, in the event that a person or entity obtains 20% or more of Common Stock, if we are combined with another entity, or if we terminate the Management Agreement other than for cause, we are obligated to acquire substantially all of the assets of the Manager through an exchange of shares of Common Stock with a value based on a formula tied to the Manager’s net profits.

Our bylaws provide that the Board of Directors shall evaluate the performance of the Manager before entering into or renewing any management arrangement and that the Independent Directors shall determine at least annually that the Manager’s compensation is reasonable in relation to the nature and quality of services performed.  The Management Agreement provides that the Independent Directors shall determine at least annually that the Company’s operating expenses (which include the fees paid to the Manager) are reasonable.  The Management Agreement, which expires on July 15, 2014, was renewed for ten years in July 2004.  At that time, we revised the formulas used to compensate the Manager so that the Manager would earn base management fees and performance-based incentive fees on a declining basis as Average Historical Equity and aggregate performance fees increase above designated levels.

Each year, the Independent Directors evaluate the Manager’s performance using the following non-exclusive criteria as set forth in our bylaws:

(a) the size of the management fee in relation to the size, composition and profitability of the Company’s investment portfolio;

(b) the success of the Manager in generating opportunities that meet the Company’s investment objectives;

(c) the fees charged by advisors performing similar services to other REITs and investors which are externally managed, and the profitability, dividend yield and operating expense ratios of the Company in comparison to those of other REITs and entities performing similar functions which are internally managed;

(d) additional revenues realized by the Manager and its affiliates through their relationship with the Company, if any, whether paid by the Company or by others with whom the Company does business;

(e) the quality and extent of service and advice furnished to the Company;

(f) the performance of the Company’s investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

(g) the quality of the Company’s investment portfolio.

The Manager prepares an analysis for the Independent Directors of its performance with respect to each of the above mentioned factors. The analysis includes a comparison of our expense ratios (which includes our management fees) to those of other mortgage REITs (both externally and internally advised), mortgage lenders and business development companies.  The analysis also includes a comparison of the Manager’s base and incentive fee formula structure with the compensation structure of other externally managed mortgage REITs.

Pursuant to an employee residential mortgage loan program approved by the Board of Directors, certain of our directors and officers have obtained residential first lien mortgage loans from us.  In general, the terms of the loans and the underwriting requirements are identical to the loan programs that we offer to unaffiliated third parties.  Prior to the effective date of the Sarbanes-Oxley Act of 2002, at the time each such individual entered into a loan agreement, he or she received a discount on the interest rate which is subject to cancellation at the time his or her employment or affiliation with us is terminated for any reason.  Since the enactment of the Sarbanes-Oxley Act, our directors and executive officers are no longer eligible to receive a discount on the interest rate for new loans, although any existing mortgage loans were grandfathered.  The following table presents the balance of the mortgage loans as of March 6, 2007, the largest aggregate balance outstanding from January 1, 2006 through March 6, 2007, the amount of principal paid from January 1, 2006 through March 6, 2007, the amount of interest paid from January 1, 2006 through March 6, 2007, the weighted average interest rate and the maturity date of the mortgage loans.

Name	First Mortgage Balance at 3/6/2007	Largest Aggregate Balance from 1/1/2006 through 3/6/2007	Amount of Principal Paid from 1/1/2006 through 3/6/2007	Amount of Interest Paid from 1/1/2006 through 3/6/2007	Weighted Average Interest Rate	Maturity Date
David A. Ater	$142,260	$145,293	$3,229	$8,771	4.875%	July 2034
Joseph H. Badal	$258,000	$258,000	$0	$3,709	5.750%	March 2035
Joseph H. Badal	$550,000	$550,000	$0	$8,766	6.375%	June 2036
Eliot R. Cutler	$3,600,000	$3,600,000	$0	$185,625	4.125%	July 2031
Larry A. Goldstone	$734,510	$759,567	$26,802	$7,612	4.125%	Nov. 2031
Larry A. Goldstone	$900,000	$900,000	$0	$14,625	6.500%	July 2016
Michael B. Jeffers	$831,628	$848,392	$17,839	$12,265	5.875%	Dec. 2032
Michael B. Jeffers	$1,500,000	$1,500,000	$0	$524	6.375%	March 2037
Ike Kalangis	$275,000	$350,000	$75,000	$21,370	5.125%	Feb. 2035
Owen M. Lopez	$450,000	$450,000	$0	$35,156	6.250%	Aug. 2034
Francis I. Mullin, III	$1,959,500	$1,959,500	$0	$21,432	4.375%	Dec. 2032
Francis I. Mullin, III	$914,833	$914,833	$0	$10,006	4.375%	Dec. 2032
Stuart C. Sherman	$400,000	$400,000	$0	$28,125	5.625%	May 2035
Clarence G. Simmons, III	$2,544,000	$2,544,000	$0	$174,900	5.500%	July 2035

We have established policies and procedures for the review, approval and ratification of transactions involving the Company and related persons.  Any member of the Board of Directors that is contemplating any transaction with the Company, any affiliate of the Company or any other member of the Board that exceeds a threshold of $100,000 must provide a brief written description of the proposed transaction to the Chair of the Nominating/Corporate Governance Committee for preliminary review.  The Nominating/Corporate Governance Committee (without the participation of the interested director) will consider whether the proposed transaction could give rise to a conflict of interest or otherwise implicate any provisions of the independence requirements established by the NYSE or the SEC in a way that would jeopardize the independent status of any director or would be adverse to the Company.  The Nominating/Corporate Governance Committee will then prepare a report of its conclusions regarding the proposed transaction and submit it to the Chairman of the Board (or the Company’s President if the transaction would involve the Chairman) for consideration at the next scheduled meeting of the Board of Directors.  The Board (without the participation of the interested director) will then consider the advisability of the proposed transaction in light of the report of the Nominating/Corporate Governance Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers, and persons who beneficially own more than 10% of Common Stock or Preferred Stock, to file reports of ownership and changes in ownership with the SEC.  These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

There are no beneficial owners of 10% or more of our equity securities.  Based solely on our review of the copies of such forms that we received, or written representations from certain reporting persons that no Form 5s were required for those persons, we believe that during the year ended December 31, 2006, our executive officers and directors complied with all filing requirements in a timely fashion, with the exception of Mr. Jeffers who inadvertently failed to timely report one transaction in which shares of Common Stock were acquired for the benefit of his son and Mr. Sherman who inadvertently failed to timely report one transaction in which he acquired shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, audited our financial statements for the year ended December 31, 2005. On June 16, 2006, our Audit Committee dismissed PwC as our independent registered public accounting firm effective upon the completion of PwC’s review of our financial statements and Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, which occurred on August 8, 2006.

The reports of PwC on our financial statements for the fiscal years ended December 31, 2004 and 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.  During the fiscal years ended December 31, 2004 and 2005 and through August 8, 2006, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On June 16, 2006, our Audit Committee engaged KPMG, LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2006. The engagement of KPMG became effective at the same time that the dismissal of PwC became effective.

During 2004 and 2005 and the subsequent interim period through August 8, 2006, we did not (and no one on our behalf) consulted with KPMG on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee of the Board of Directors has appointed KPMG to examine our financial statements for the year ended December 31, 2007.

A representative of KPMG is expected to be available by teleconference at the Annual Meeting and will be provided with an opportunity to make a statement and to respond to appropriate questions from shareholders.

Fees Paid to Independent Registered Public Accounting Firms

Audit Fees

For the year ended December 31, 2006, we paid aggregate fees of approximately $648,000 and $152,000 to KPMG and PwC, respectively, and for the year ended December 31, 2005, we paid aggregate fees of approximately $677,900 to PwC for professional services rendered to us and our subsidiaries with respect to the integrated audit of our consolidated financial statements and our Annual Report on Internal Controls over Financial Reporting included in our annual reports, the reviews of the financial statements included in our quarterly reports, and issuance of comfort letters and consents in connection with offerings and SEC filings.

Audit-Related Fees

For the year ended December 31, 2006, we paid aggregate fees of approximately $228,000 and $115,000 to KPMG and PwC, respectively, and for the year ended December 31, 2005, we paid aggregate fees of approximately $222,250 to PwC for audit-related services rendered to us.  These services included the issuance of procedures, letters and related services in connection with loan securitizations and the review of accounting matters for anticipated transactions or new accounting pronouncements and general discussions regarding the application of accounting principles.

Tax Fees

For the year ended December 31, 2006, we paid aggregate fees of approximately $0 and $160,345 to KPMG and PwC, respectively, and for the year ended December 31, 2005, we paid aggregate fees of approximately $65,000 to PwC for tax-related services rendered to us.  These services included the preparation of the Company’s and TMHL’s tax returns.

All Other Fees

We did not pay any fees to KPMG or PwC for services other than the services referred to above, for the years ended December 31, 2006 and 2005.

The Audit Committee has adopted written policies and procedures whereby it may pre-approve the provision of certain services to us by the independent public auditors.  The policy of the Audit Committee is to pre-approve the audit, audit-related, tax and non-audit services to be performed during the year on an annual basis which will include the estimated fees for such services, in accordance with lists of such services adopted by the Audit Committee.  The Audit Committee reviews and revises the lists on a quarterly basis and reviews the invoices submitted by the independent public auditors for any pre-approved services that were performed during the quarter.   The Audit Committee chair is authorized to pre-approve audit services for any specific additional projects arising during a quarter that have not previously been pre-approved by the Audit Committee.  The chair will report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.  The Audit Committee has determined that KPMG’s provision of non-audit services to us and our subsidiaries is compatible with KPMG’s independence.

OTHER MATTERS

We know of no other matters to come before the Annual Meeting other than those stated in the Notice of the Annual Meeting.  To date, we have not received any shareholder proposals.  However, if any other matters are properly presented to the shareholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

SHAREHOLDER PROPOSALS

Any shareholder who intends to nominate persons for election to the Board of Directors at an annual meeting must give timely written notice to the chair of the Nominating/Corporate Governance Committee, in care of the Company at the Company’s address no later than 120 days prior to the first anniversary of the date that our proxy statement was released to shareholders in connection with the preceding year’s annual meeting. The shareholder should submit the candidate’s name, credentials, contact information and his or her written consent to be considered, as well as include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

Any shareholder who intends to propose any business, other than the nomination of a director, at an annual meeting must give timely written notice to our Secretary, in care of the Company at the Company’s address not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then the shareholder must provide notification no earlier than 90 days nor later than the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.   Such written notice must set forth (i) a brief description of the matter desired to be brought before the meeting; (ii) the shareholder’s name and address as they appear on our books; (iii) the number of shares of our equity stock that the shareholder owns; (iv) the length of time that such shareholder has held such stock; (v) the shareholder’s intention to continue to hold the stock through the date of the annual meeting of shareholders; and (vi) any material interest of the shareholder in such matter.

Our Secretary must receive written notification of any proposal that a shareholder submits for inclusion in our proxy statement and proxy for the 2008 annual meeting of shareholders by November 15, 2007, in accordance with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934.  Such written notice must set forth (i) a brief description of the matter desired to be brought before the meeting; (ii) the shareholder’s name and address as they appear on our books; (iii) the number of shares of our equity stock that the shareholder owns; (iv) the length of time that such shareholder has held such stock; (v) the shareholder’s intention to continue to hold the stock through the date of the 2008 annual meeting of shareholders; and (vi) any material interest of the shareholder in such matter.

If a shareholder submits a proposal for the 2008 annual meeting of shareholders other than in accordance with Rule 14a-8 and that shareholder does not provide notice of such proposal to us by January 30, 2008, the holders of any proxy solicited by the Board of Directors for use at that meeting will have discretionary authority to vote on that proposal without a description of that proposal in our proxy statement for that meeting.

ANNUAL REPORT

Together with this proxy statement, we are mailing the 2006 Annual Report to shareholders which includes financial statements for the year ended December 31, 2006, as well as other information about our activities.  The 2006 Annual Report is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials.

A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2006, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON WRITTEN REQUEST, WITHOUT CHARGE.  THE REQUEST SHOULD BE DIRECTED TO US AT 150 WASHINGTON AVENUE, SUITE 302, SANTA FE, NEW MEXICO, 87501.

By the order of the Board of Directors

Garrett Thornburg
Chairman of the Board and
Chief Executive Officer

March 13, 2007

Santa Fe, New Mexico

Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, NM 87501

ANNUAL MEETING OF SHAREHOLDERS OF

THORNBURG MORTGAGE, INC.

April 19, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

 Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. ELECTION OF DIRECTORS. The re-election of four Class I Directors
to serve for three years, each until his or her successor is duly elected and qualified.			2. Such other business as may properly come before the Annual Meeting of Shareholders, or at any and all adjournments thereof.
☐	FOR ALL NOMINEES	NOMINEES: Anne-Drue M. Anderson
☐	WITHHOLD AUTHORITY	David A. Ater Larry A. Goldstone

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN  THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO VOTE IS INDICATED HEREIN, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

	FOR ALL NOMINEES	Ike Kalangis

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder		Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THORNBURG MORTGAGE, INC.

150 Washington Avenue, Suite 302
Santa Fe, NM 87501
505-989-1900

PROXY - Annual Meeting of Shareholders - Thursday, April 19, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Garrett Thornburg and Larry A. Goldstone as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Thornburg Mortgage, Inc. (the "Company") held of record by the undersigned on March 5, 2007 at the Annual Meeting of Shareholders to be held on Thursday, April 19, 2007 or at any adjournment thereof.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

THORNBURG MORTGAGE, INC.

April 19, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the
envelope provided as soon as possible.	COMPANY NUMBER
- OR-
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone	ACCOUNT NUMBER
and follow the instructions. Have your proxy card
available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and
follow the on-screen instructions. Have your proxy
card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. ELECTION OF DIRECTORS. The re-election of four Class I Directors
to serve for three years, each until his or her successor is duly elected and qualified.			2. Such other business as may properly come before the Annual Meeting of Shareholders, or at any and all adjournments thereof.
☐	FOR ALL NOMINEES	NOMINEES:
Anne-Drue M. Anderson

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN  THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO VOTE IS INDICATED HEREIN, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

☐	WITHHOLD AUTHORITY	David A. Ater Larry A. Goldstone
	FOR ALL NOMINEES	Ike Kalangis

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder		Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.